Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

Lantheus Announces Appointment of Minnie Baylor-Henry as New Board Member

NORTH BILLERICA, MA., March 1, 2022 - Lantheus Holdings, Inc. (“the Company”) (NASDAQ: LNTH), today announced the appointment of Ms. Minnie Baylor-Henry, Esq., a renowned expert in regulatory affairs and compliance in the life sciences industry, to Lantheus’ Board of Directors (“Board”), effective immediately. As an independent director, Ms. Baylor-Henry will serve as a member of the Board’s Compensation Committee and the Science and Technology Committee. Following the appointment of Ms. Baylor-Henry, the Board will be comprised of nine directors, eight of whom are independent.

“We are pleased to welcome Minnie Baylor-Henry, a highly respected authority in FDA law and regulation, to the Lantheus Board,” said Brian Markison, Chairman of the Board of Lantheus. “As we continue to build value for shareholders through the execution of our strategy, Minnie’s deep experience in this industry and specifically her regulatory insight will be invaluable. As Lantheus executes on its purpose to find, fight and follow disease to improve patient outcomes, leveraging her vast experience will be critical to the long-term success of our mission.”

“I am honored to join the Lantheus Board and work alongside such an accomplished group to help guide the future endeavors of the Company,” said Ms. Baylor-Henry. “With its strong executive team, and a clear vision for the future, I believe that Lantheus is well-positioned to continue to deliver on its mission to improve patient outcomes while achieving steady growth.”

Ms. Baylor-Henry is the President of B-Henry & Associates, a consulting firm focused on providing regulatory and compliance strategy services to life sciences companies. Prior to assuming her current role, she was the Worldwide Vice-President for Regulatory Affairs for Johnson & Johnson’s Medical Devices & Diagnostics business where she was directly responsible for coordinating the regulatory strategy for the approval of a wide portfolio of products globally. Prior to that Ms. Baylor-Henry was a National Director for Regulatory & Capital Markets Consulting at Deloitte & Touche. From 1991-1999, she worked at the U.S. Food & Drug Administration (“FDA”) where she served in many roles, most notably, FDA’s National Health Fraud Coordinator and, within the Center for Drugs, as the Director of the Division of Drug Marketing, Advertising, and Communications. In addition, Ms. Baylor-Henry is a former President & Board Chair of the Drug Information Association and of the Food and Drug Law Institute.

Ms. Baylor-Henry is currently an independent director of Apyx Medical (NASDAQ: APYX), Paratek Pharmaceuticals (NASDAQ: PRTK) and scPharmaceuticals (NASDAQ: SCPH). Ms. Baylor-Henry is also a member of the Board of Directors of several not-for-profit companies, including Mass Eye & Ear Hospital, and Dress for Success Boston. Ms. Baylor-Henry received her Pharmacy degree from Howard University’s College of Pharmacy and her law degree from Catholic University’s Columbus School of Law.

About Lantheus Holdings, Inc.

Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., Progenics Pharmaceuticals, Inc. and EXINI Diagnostics AB and an established leader and fully integrated provider committed to innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to Find Fight and Follow® serious medical conditions. Lantheus provides a broad portfolio of products, including the echocardiography agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; PYLARIFY®, a PSMA PET imaging agent for the detection of suspected recurrent or metastatic prostate cancer; PYLARIFY AI™, an artificial intelligence platform that assists in the evaluation of PSMA PET images; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; AZEDRA® for the treatment of certain rare neuroendocrine tumors; and RELISTOR® for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies, Inc. The Company is headquartered in North Billerica, Massachusetts with offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “achieve,” “believe,” “continue,” “current,” “executes,” “future,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include (i) our ability to successfully launch PYLARIFY and PYLARIFY AI as commercial products; (ii) continued market expansion and penetration for our established commercial products, particularly DEFINITY, in the face of segment competition and potential generic competition; (iii) the global Molybdenum-99 supply; (iv) our ability to have products manufactured at our third party contract manufacturing and PET manufacturing partners; (v) the continuing impact of the global COVID-19 pandemic on our business, financial conditions and prospects; (vi) our ability and the ability of our clinical development partners to successfully develop and obtain regulatory approval for our product candidates and new clinical applications for our existing products; and (vii) the potential reclassification by the FDA of certain of our products and product candidates from drugs to devices (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Mark Kinarney

Senior Director, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Director, Corporate Communications

646-975-2533

media@lantheus.com